Skillz Receives Notice of Non-Compliance with NYSE Trading Share Price Listing Rule SAN FRANCISCO-- Skillz Inc. (NYSE: SKLZ) (“Skillz” or the “Company”), the leading mobile games platform bringing fair competition to players worldwide, today announced that it received a notice from the New York Stock Exchange (the “NYSE”) that it is not in compliance with Section 802.01C of the NYSE Listed Company Manual because the average closing price of the Company’s Class A common stock was less than $1.00 over a consecutive 30 trading-day period. The notice does not result in the immediate delisting of Skillz’s Class A common stock from the NYSE. The Company plans to notify the NYSE by January 3, 2023 that it intends to cure the stock price deficiency and to return to compliance with the NYSE continued listing standard. The Company can regain compliance at any time within the six-month period following receipt of the NYSE notice if on the last trading day of any calendar month during the cure period the Company has a closing share price of at least $1.00 and an average closing share price of at least $1.00 over the 30 trading-day period ending on the last trading day of that month. The Company intends to consider available alternatives, including, but not limited to, a reverse stock split, subject to stockholder approval no later than at the Company's next annual meeting of stockholders, if necessary to cure the stock price non-compliance. Under the NYSE’s rules, if the Company determines that it will cure the stock price deficiency by taking an action that will require stockholder approval at its next annual meeting of stockholders, the price condition will be deemed cured if the price promptly exceeds $1.00 per share, and the price remains above that level for at least the following 30 trading days. The Company’s Class A common stock will continue to be listed and trade on the NYSE during this period, subject to the Company’s compliance with other NYSE continued listing standards. About Skillz Inc. Skillz is the leading mobile games platform dedicated to bringing out the best in everyone through competition. The Skillz platform helps developers create multi-million dollar franchises by enabling social competition in their games. Leveraging its patented technology, Skillz hosts billions of casual esports tournaments for millions of mobile players worldwide, with the goal of building the home of competition for all. Skillz has earned recognition as one of Fast Company’s Best Workplaces for Innovators, CNBC’s Disruptor 50, Forbes’ Next Billion-Dollar Startups, Fast Company’s Most Innovative Companies, and the number-one fastest-growing company in America on the Inc. 5000. www.skillz.com Forward-Looking Statements This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. The Company’s actual results may differ from its expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the Company’s actual results to differ materially from those discussed in the forward-looking statements. Most of these factors are outside of the Company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to, the ability of Skillz to: effectively compete in the global entertainment and gaming industries; attract and retain successful relationships with the third party developers that develop and update all of the games hosted on Skillz’s platform; comply with laws and regulations applicable to its business; and as well as other risks and uncertainties indicated from time to time in the Company’s SEC filings, including those under “Risk Factors” therein, which are available on the SEC’s website at www.sec.gov. Additional information will be made available in other filings that the Company makes from time to time with the SEC. In addition, any forward-looking statements contained in this press release are based on assumptions that the Company believes to be reasonable as of this date. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. Contacts Investors: ir@skillz.com Media: press@skillz.com Source: Skillz Inc.